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                                                            1.A.(6)(b)



                                     By-Laws

                                     of the


                         HARTFORD LIFE INSURANCE COMPANY


                             As passed and effective

                                February 13, 1978

                                 and amended on

                                  July 13, 1978

                                 January 5, 1979

                                       and

                                February 29, 1984

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                                    ARTICLE I


                               Name - Home Office

          Section 1. This corporation shall be named HARTFORD LIFE INSURANCE COMPANY.

          Section 2. The principal place of business and Home Office shall be in the City of Hartford, Connecticut.


                                   ARTICLE II


            Stockholders' Meetings - Notice - Quorum - Right to Vote


          Section 1. All meetings of the Stockholders shall be held at the principal business office of the Company unless the Directors shall otherwise provide and direct.

          Section 2. The annual meeting of the Stockholders shall be held on such day and at such hour as the Board of Directors may decide. For cause the Board of Directors may postpone or adjourn such annual meeting to any other time during the year.

          Section 3. Special meetings of the Stockholders may be called by the Board of Directors, the Executive Committee, the Chairman of the Board, the President or any Vice President.

          Section 4. Notice of Stockholders' meetings shall be mailed to each Stockholder, at his address as it appears on the records of the Company, at least seven days prior to the meeting. The notice shall state the place, date and time of the meeting and shall specify all matters proposed to be acted upon at the meeting.

          Section 5. At each annual meeting the Stockholders shall choose Directors as hereinafter provided.

          Section 6. Each Stockholder shall be entitled to one vote for each share of stock held by him at all meetings of the Company. Proxies may be authorized by written power of attorney.

          Section 7. Holders of one-half of the whole amount of the stock issued and outstanding shall constitute a quorum.

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          Section 8.  Each Stockholder shall be entitled to a certificate of stock which shall be signed by the President or a Vice President, and either the Treasurer or an Assistant Treasurer of the Company, and shall bear the seal of the Company, but such signatures and seal may be facsimile if permitted by the laws of the State of Connecticut.


                                   ARTICLE III


                          Directors - Meetings - Quorum


          Section 1. The property, business and affairs of the Company shall be managed by a board of not less than three nor more than twenty Directors, who shall be chosen by ballot at each annual meeting. Vacancies occurring between annual meetings may be filled by the Board of Directors by election. Each Director shall hold office until the next annual meeting of Stockholders and until his successor is chosen and qualified.

          Section 2. Meetings of the Board of Directors may be called by the direction of the Chairman of the Board, the President, or any three Directors.

          Section 3. Three days' notice of meetings of the Board of Directors shall be given to each Director, either personally or by mail or telegraph, at his residence or usual place of business, but notice may be waived, at any time, in writing.

          Section 4. One third of the number of existing directorships, but not less than two Directors, shall constitute a quorum.


                                   ARTICLE IV


                    Election of Officers - Duties of Board of
                        Directors and Executive Committee


          Section 1. The President shall be elected by the Board of Directors. The Board of Directors may also elect one of its members to serve as Chairman of the Board of Directors. The Chairman of the Board, or an individual appointed by him, shall have authority to appoint all other officers, except as stated herein, including one or more Vice Presidents and Assistant Vice Presidents, the Treasurer

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and one or more Associate or Assistant Treasurers, one or more Secretaries and
Assistant Secretaries and such other Officers as the Chairman of the Board may from time to time designate. All Officers of the Company shall hold office during the pleasure of the Board of Directors. The Directors may require any Officer of the Company to give security for the faithful performance of his duties.

          Section 2. The Directors may fill any vacancy among the officers by election for the unexpired term.

          Section 3. The Board of Directors may appoint from its own number an Executive Committee of not less than five Directors. The Executive Committee may exercise all powers vested in and conferred upon the Board of Directors at any time when the Board is not in session. A majority of the members of said Committee shall constitute a quorum.

          Section 4. Meetings of the Executive Committee shall be called whenever the Chairman of the Board, the President or a majority of its members shall request. Forty-eight hours' notice shall be given of meetings but notice may be waived, at any time, in writing.

          Section 5. The Board of Directors shall annually appoint from its own number a Finance Committee of not less than three Directors, whose duties shall be as hereinafter provided.

          Section 6. The Board of Directors may, at any time, appoint such other Committees, not necessarily from its own number, as it may deem necessary for the proper conduct of the business of the Company, which Committees shall have only such powers and duties as are specifically assigned to them by the Board of Directors or the Executive Committee.

          Section 7. The Board of Directors may make contributions, in such amounts as it determines to be reasonable, for public welfare or for charitable, scientific or educational purposes, subject to the limits and restrictions imposed by law and to such rules and regulations consistent with law as it makes.


                                    ARTICLE V


                                    Officers


                              Chairman of the Board

          Section 1. The Chairman of the Board shall preside at the meetings of the Board of Directors and the Executive Committee and, in the absence of the Chairman of the Finance Committee, at the meetings of the Finance Committee. In the absence or inability of the Chairman of the Board to so preside, the President shall preside in his place.

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                                    President

          Section 2. The President, under the supervision and control of the Chairman of the Board, shall have general charge and oversight of the business and affairs of the Company. The President shall preside at the meetings of the Stockholders. He shall be a member of and shall preside at all meetings of all Committees not referred to in Section 1 of this ARTICLE except that he may designate a Chairman for each such other Committee.

          Section 3. In the absence or inability of the President to perform his duties, the Chairman of the Board may designate a Vice President to exercise the powers and perform the duties of the President during such absence or inability.

                                    Secretary

          Section 4. The Secretary of the Corporation shall keep a record of all the meetings of the Company, of the Board of Directors and of the Executive Committee, and he shall discharge all other duties specifically required of the Secretary by law. The other Secretaries and Assistant Secretaries shall perform such duties as may be assigned to them by the Board of Directors or by their senior officers and any Secretary or Assistant Secretary may affix the seal of the Company and attest it and the signature of any officer to any and all instruments.

                                    Treasurer

          Section 5. The Treasurer shall keep, or cause to be kept, full and accurate accounts of the Company. He shall see that the funds of the Company are disbursed as may be ordered by the Board of Directors or the Finance Committee. He shall have charge of all moneys paid to the Company and on deposit to the credit of the Company or in any other properly authorized name, in such banks or depositories as may be designated in a manner provided by these by-laws. He shall also discharge all other duties that may be required of him by law.

                                 Other Officers

          Section 6. The other officers shall perform such duties as may be assigned to them by the President or the Board of Directors.

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                                   ARTICLE VI


                                Finance Committee


          Section 1. If a Finance Committee is established it shall be the duty of that committee to supervise the investment of the funds of the Company in securities in which insurance companies are permitted by law to invest, and all other matters connected with the management of investments. If no Finance Committee is established this duty shall be performed by the Board of Directors.

          Section 2. All loans or purchases for the investment and reinvestment of the funds of the Company shall be submitted for approval to the Finance Committee, if not specifically approved by the Board of Directors.

          Section 3. Sale or transfer of any stocks or bonds shall be made upon authorization of the Finance Committee unless specifically authorized by the Board of Directors.

          Section 4. Transfers of stock and registered bonds, deeds, leases, releases, sales, mortgages chattel or real, assignments or partial releases of mortgages chattel or real, and in general all instruments of defeasance of property and all agreements or contracts affecting the same, except discharges of mortgages and entries to foreclose the same as hereinafter provided, shall be authorized by the Finance Committee or the Board of Directors, and be executed jointly for the Company by two persons, to wit: The Chairman of the Board, the President or a Vice President, and a Secretary, the Treasurer or an Assistant Treasurer, but may be acknowledged and delivered by either one of those executing the instrument; provided, however, that either a Secretary, the Treasurer, or an Assistant Treasurer alone, when authorized as aforesaid, or any person specially authorized by the Finance Committee as attorney for the Company, may make entry to foreclose any mortgage, and a Secretary, the Treasurer or an Assistant Treasurer alone is authorized, without the necessity of further authority, to discharge by deed or otherwise any mortgage on payment to the Company of the principal, interest and all charges due.

          Section 5. The Finance Committee may fix times and places for regular meetings. No notice of regular meetings shall be necessary. Reasonable notice shall be given of special meetings but the action of a majority of the Finance Committee at any meeting shall be valid notwithstanding any defect in the notice of such meeting.

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          Section 6.  In the absence of specific authorization from the Board of
Directors or the Finance Committee, the Chairman of the Board, the President, a Vice President or the Treasurer shall have the power to vote or execute proxies for voting any shares held by the Company.


                                   ARTICLE VII


                                      Funds


          Section 1. All monies belonging to the Company shall be deposited to the credit of the Company, or in such other name as the Finance Committee, the Chairman of the Finance Committee or such executive officers as are designated by the Board of Directors shall direct, in such bank or banks as may be designated from time to time by the Finance Committee, the Chairman of the Finance Committee, or by such executive officers as are designated by the Board of Directors. Such monies shall be drawn only on checks or drafts signed by any two executive officers of the Company, provided that the Board of Directors may authorize the withdrawal of such monies by check or draft signed with the facsimile signature of any one or more executive officers, and provided further, that the Finance Committee may authorize such alternative methods of withdrawals as it deems proper.

          The Board of Directors, the President, the Chairman of the Finance Committee, a Vice President, or such executive officers as are designated by the Board of Directors may authorize withdrawal of funds by checks or drafts drawn at offices of the Company to be signed by Managers, General Agents or employees of the Company, provided that all such checks or drafts shall be signed by two such authorized persons, except checks or drafts used for the payment of claims or losses which need be signed by only one such authorized person, and provided further that the Board of Directors of the Company or executive officers designated by the Board of Directors may impose such limitations or restrictions upon the withdrawal of such funds as it deems proper.

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                                  ARTICLE VIII


                       Indemnity of Directors and Officers


          Section 1. The Company shall indemnify and hold harmless each Director and officer now or hereafter serving the Company, whether or not then in office, from and against any and all claims and liabilities to which he may be or become subject by reason of his being or having been a Director or officer of the Company, or of any other company which he serves as a Director or officer at the request of the Company, to the extent such is consistent with the statutory provisions pertaining to indemnification, and shall provide such further indemnification for legal and/or all other expenses reasonably incurred in connection with defending against such claims and liabilities as is consistent with statutory requirements.


                                   ARTICLE IX


                               Amendment of ByLaws


          Section 1. The Directors shall have power to adopt, amend and repeal such bylaws as may be deemed necessary or appropriate for the management of the property and affairs of the Company.

          Section 2. The Stockholders at any annual or special meeting may amend or repeal these bylaws or adopt new ones if the notice of such meeting contains a statement of the proposed alteration, amendment, repeal or adoption, or the substance thereof.


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                                        2

                                    ARTICLE I


                               Name - Home Office

          Section 1. This corporation shall be named Hartford Life Insurance Company.

          Section 2. The principal place of business and Home Office shall be in the City of Hartford, Connecticut.


                                   ARTICLE II


            Stockholders' Meetings - Notice - Quorum - Right to Vote


Section 1. All meetings of the Stockholders shall be held at the principal business office of the Company unless the Directors shall otherwise provide and direct.

Section 2. The annual meeting of the Stockholders shall be held on such day and at such hour as the Board of Directors may decide. For cause the Board of Directors may postpone or adjourn such annual meeting to any other time during the year.

Section 3. Special meetings of the Stockholders may be called by the Board of Directors, the Executive Committee, the Chairman of the Board, the President or any Vice President.

Section 4. Notice of Stockholders' meetings shall be mailed to each Stockholder, at his address as it appears on the records of the Company, at least seven days prior to the meeting. The notice shall state the place, date and time of the meeting and shall specify all matters proposed to be acted upon at the meeting.

Section 5. At each annual meeting the Stockholders shall choose Directors as hereinafter provided.

Section 6. Each Stockholder shall be entitled to one vote for each share of stock held by him at all meetings of the Company. Proxies may be authorized by written power of attorney.

Section 7. Holders of one-half of the whole amount of the stock issued and outstanding shall constitute a quorum.

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                                       3

Section 8. Each Stockholder shall be entitled to a certificate of stock which shall be signed by the President or a Vice President, and either the Treasurer or an Assistant Treasurer of the Company, and shall bear the seal of the Company, but such signatures and seal may be facsimile if permitted by the laws of the State of Connecticut.


                                   ARTICLE III


                          Directors - Meetings - Quorum


Section 1. The property, business and affairs of the Company shall be managed by a board of not less than three nor more than twenty Directors, who shall be chosen by ballot at each annual meeting. Vacancies occurring between annual meetings may be filled by the Board of Directors by election. Each Director shall hold office until the next annual meeting of Stockholders and until his successor is chosen and qualified.

Section 2. Meetings of the Board of Directors may be called by the direction of the Chairman of the Board, the President, or any three Directors.

Section 3. Three days' notice of meetings of the Board of Directors shall be given to each Director, either personally or by mail or telegraph, at his residence or usual place of business, but notice may be waived, at any time, in writing.

Section 4. One third of the number of existing directorships, but not less than two Directors, shall constitute a quorum.


                                   ARTICLE IV


                    Election of Officers - Duties of Board of
                        Directors and Executive Committee


Section 1. The Board of Directors shall annually elect a Chairman of the Board, a President, a Secretary of the Corporation and a Treasurer. It may elect such Vice Presidents, other Secretaries, Assistant Secretaries, Assistant Treasurers and such other offficers as it may determine. All officers of the Company shall hold office during the pleasure of the Board of Directors.


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                                       4

Section 2. The Directors may fill any vacancy among the officers by election for the unexpired term.

Section 3. The Board of Directors may appoint from its own number an Executive Committee of not less than five Directors. The Executive Committee may exercise all powers vested in and conferred upon the Board of Directors at any time when the Board is not in session. A majority of the members of said Committee shall constitute a quorum.

Section 4. Meetings of the Executive Committee shall be called whenever the Chairman of the Board, the President or a majority of its members shall request. Forty-eight hours' notice shall be given of meetings but notice may be waived, at any time, in writing.

Section 5. The Board of Directors shall annually appoint from its own number a Finance Committee of not less than three Directors, whose duties shall be as hereinafter provided.

Section 6. The Board of Directors may, at any time, appoint such other Committees, not necessarily from its own number, as it may deem necessary for the proper conduct of the business of the Company, which Committees shall have only such powers and duties as are specifically assigned to them by the Board of Directors or the Executive Committee.

          Section 7. The Board of Directors may make contributions, in such amounts as it determines to be reasonable, for public welfare or for charitable, scientific or educational purposes, subject to the limits and restrictions imposed by law and to such rules and regulations consistent with law as it makes.


                                    ARTICLE V


                                    Officers


                              Chairman of the Board

Section 1. The Chairman of the Board shall preside at the meetings of the Board of Directors and the Executive Committee and, in the


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                                       5

absence of the Chairman of the Finance Committee, at the meetings of the Finance Committee. In the absence or inability of the Chairman of the Board to so preside, the President shall preside in his place.

                                    President

Section 2. The President, under the supervision and control of the Chairman of the Board, shall have general charge and oversight of the business and affairs of the Company. The President shall preside at the meetings of the Stockholders. He shall be a member of and shall preside at all meetings of all Committees not referred to in Section 2 of this ARTICLE except that he may designate a Chairman for each such other Committee.

Section 3. In the absence or inability of the President to perform his duties, the Chairman of the Board may designate a Vice President to exercise the powers and perform the duties of the President during such absence or inability.

                                    Secretary

Section 4. The Secretary of the Corporation shall keep a record of all the meetings of the Company, of the Board of Directors and of the Executive Committee, and he shall discharge all other duties specifically required of the Secretary by law. The other Secretaries and Assistant Secretaries shall perform such duties as may be assigned to them by the Board of Directors or by their senior officers and any Secretary or Assistant Secretary may affix the seal of the Company and attest it and the signature of any officer to any and all instruments.

                                    Treasurer

          Section 5. The Treasurer shall keep, or cause to be kept, full and accurate accounts of the Company. He shall see that the funds of the Company are disbursed as may be ordered by the Board of Directors or the Finance Committee. He shall have charge of all moneys paid to the Company and on deposit to the credit of the Company or in any other properly authorized name, in such banks or depositories as may be designated in a manner provided by these bylaws. He shall also discharge all other duties that may be required of him by law.


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                                       6

                                 Other Officers

Section 6. The other officers shall perform such duties as may be assigned to them by the President or the Board of Directors.

                                   ARTICLE VI


                                Finance Committee


Section 1. If a Finance Committee is established it shall be the duty of that committee to supervise the investment of the funds of the Company in securities in which insurance companies are permitted by law to invest, and all other matters connected with the management of investments. If no Finance Committee is established, this duty shall be performed by the Board of Directors.

Section 2. All loans or purchases for the investment and reinvestment of the funds of the Company shall be submitted for approval to the Finance Committee, if not specifically approved by the Board of Directors.

Section 3. Sale or transfer of any stocks or bonds shall be made upon authorization of the Finance Committee unless specifically authorized by the Board of Directors.

Section 4. Transfers of stock and registered bonds, deeds, leases, releases, sales, mortgages chattel or real, assignments or partial releases of mortgages chattel or real, and in general all instruments of defeasance of property and all agreements or contracts affecting the same, except discharges of mortgages and entries to foreclose the same as hereinafter provided, shall be authorized by the Finance Committee or the Board of Directors, and be executed jointly for the Company by two persons, to wit: The Chairman of the Board, the President or a Vice President, and a Secretary, the Treasurer or an Assistant Treasurer, but may be acknowledged and delivered by either one of those executing the instrument; provided, however, that either a Secretary, the Treasurer, or an Assistant Treasurer alone, when authorized as aforesaid, or any person specially authorized by the Finance Committee as attorney for the Company, may make entry to foreclose any mortgage, and a Secretary, the Treasurer or an Assistant Treasurer alone is authorized, without the necessity of further authority, to discharge by deed or otherwise any mortgage on payment to the Company of the principal, interest and all charges due.


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                                       7

Section 5. The Finance Committee may fix times and places for regular meetings. No notice of regular meetings shall be necessary. Reasonable notice shall be given of special meetings but the action of a majority of the Finance Committee at any meeting shall be valid notwithstanding any defect in the notice of such meeting.

          Section 6. In the absence of specific authorization from the Board of Directors or the Finance Committee, the Chairman of the Board, the President, a Vice President or the Treasurer shall have the power to vote or execute proxies for voting any shares held by the Company.


                                   ARTICLE VII


                                      Funds


Section 1. All monies belonging to the Company shall be deposited to the credit of the Company, or in such other name as the Finance Committee, the Chairman of the Finance Committee or such executive officers as are designated by the Board of Directors shall direct, in such bank or banks as may be designated from time to time by the Finance Committee, the Chairman of the Finance Committee or by such executive officers as are designated by the Board of Directors. Such monies shall be drawn only on checks or drafts signed by any two executive officers of the Company, provided that the Board of Directors may authorize the withdrawal of such monies by check or draft signed with the facsimile signature of any one or more executive officers, and provided further, that the Finance Committee may authorize such alternative methods of withdrawal as it deems proper.

The Board of Directors, the President, the Chairman of the Finance Committee, a Vice President, or such executive officers as are designated by the Board of Directors may authorize withdrawal of funds by checks or drafts drawn at offices of the Company to be signed by Managers, General Agents or employees of the Company, provided that all such checks or drafts shall be signed by two such authorized persons, except checks or drafts used for the payment of claims or losses which need be signed by only one such authorized person, and provided further that the Board of Directors of the Company or executive officers designated by the Board of Directors may impose such limitations or restrictions upon the withdrawal of such funds as it deems proper.

                                  ARTICLE VIII


                       Indemnity of Directors and Officers


Section 1. The Company shall indemnify and hold harmless each Director and officer now or hereafter serving the Company, whether or not then in office, from and against any and all claims and liabilities to which he may be or become subject by reason of his being or having been a director or officer of the Company, or of any other company which he serves as a director or officer at the request of the Company, to the extent such is consistent with statutory provisions pertaining to indemnification, and shall provide such further indemnification for legal and/or all other expenses reasonably incurred in connection with defending against such claims and liabilities as is consistent with statutory requirements.


                                   ARTICLE IX


                               Amendment of Bylaws


Section 1. The Directors shall have power to adopt, amend and repeal such bylaws as may be deemed necessary or appropriate for the management of the property and affairs of the Company.

Section 2. The Stockholders at any annual or special meeting may amend or repeal these bylaws or adopt new ones if the notice of such meeting contains a statement of the proposed alteration, amendment, repeal or adoption, or the substance thereof.